EXHIBIT 99.1

DTS Reports Fourth Quarter and Fiscal 2013 Financial Results

Network-Connected Revenue Up 24% in the Fourth Quarter

Company Announces New Two Million Share Repurchase Program

CALABASAS, Calif., March 17, 2014 (GLOBE NEWSWIRE) -- DTS, Inc. (Nasdaq:DTSI), a leader in high-definition audio solutions and audio enhancement technologies, today announced financial results for the fourth quarter and fiscal year ended December 31, 2013.

"2013 was a year of significant progress in our strategic transition toward delivering innovative audio solutions for the connected, on-the-go consumer lifestyle," said Jon Kirchner, chairman and CEO of DTS, Inc. "We are pleased to have delivered strong earnings for the year, despite the Q4 impact of certain customer product delays and accelerated legacy market declines on our top-line performance. We are very excited about moving into the commercialization phase for several of our key new technology offerings, including Headphone:X and Play-Fi. We are also making progress in other key initiatives such as streaming and UHD."

Mr. Kirchner continued, "Additionally, we are pleased to announce a new two million share repurchase authorization, which underscores our confidence in our strategic progress and growth trajectory in the network-connected space. Coupled with our 2014 outlook, which reflects meaningful gains in profitability, the repurchase program demonstrates our ongoing commitment to enhancing shareholder value."

Financial Comparison
	Q4 2013	Q4 2012
Revenue	$37.1 million	$29.8 million
Year-over-Year Growth Rate	25%	3%

GAAP Net Income/(Loss)	$17.3 million	$(102,000)
GAAP Earnings/(Loss) Per Share*	$0.96	$(0.01)

Non-GAAP Operating Margin	32%	26%
Non-GAAP Net Income/(Loss)	$8.3 million	$5.7 million
Non-GAAP Earnings/(Loss) Per Share*	$0.46	$0.31

	FY 2013	FY 2012
Revenue	$125.1 million	$100.6 million
Year-over-Year Growth Rate	24%	4%

GAAP Net Income/(Loss)	$15.8 million	$(15.9 million)
GAAP Earnings/(Loss) Per Share*	$0.86	$(0.91)

Non-GAAP Operating Margin	23%	24%
Non-GAAP Net Income/(Loss)	$19.5 million	$4.3 million
Non-GAAP Earnings/(Loss) Per Share*	$1.07	$0.24
*Earnings/(Loss) Per Diluted Share Net of Tax

Other GAAP Results
	Q4 2013	Amount Per Diluted Share*
Stock-Based Compensation	$3.0 million	$0.12
Amortization of Intangibles	$2.4 million	$0.09
Acquisition, Integration and Restructuring Costs	$0.8 million	$0.03
Net Adjustment to Phorus-related Intangibles and Contingent Consideration	$(0.7 million)	$(0.03)

	FY 2013	Amount Per Diluted Share*
Stock-Based Compensation	$11.7 million	$0.45
Amortization of Intangibles	$9.8 million	$0.38
Acquisition, Integration and Restructuring Costs	$2.4 million	$0.09
Net Adjustment to Phorus-related Intangibles and Contingent Consideration	$(3.2 million)	$(0.12)
*Amount Per Diluted Share Net of Tax @ 30%

DTS generated $21.4 million in cash flow from operations in 2013, compared to $14.8 million in 2012, and closed the year with cash and investments totaling $71.0 million.

The GAAP and non-GAAP reconciling items for the quarters and years ended December 31, 2013 and 2012 can be found in the "Non-GAAP Financial Metrics" schedule attached to this press release and on the investor relations portion of the Company's website at www.DTS.com.

Share Repurchase Program

DTS today announced that its Board of Directors has authorized a repurchase of up to 2.0 million shares of its common stock. During the fourth quarter of 2013, the Company repurchased 0.8 million shares for $16.4 million, completing its previous 2.0 million share repurchase program announced in February 2012. DTS has repurchased a total of 6.0 million shares and returned $145 million to shareholders since initiating its repurchase program in 2007.

Business Outlook

In light of uncertainty around the timing of certain customer product shipments, at this time the Company is taking a more cautious approach to its revenue expectations for 2014. Accordingly, DTS expects revenue in the range of $132 to $138 million. The Company expects growth in 2014 to primarily come from the network-connected markets, specifically connected TVs, mobile devices and PCs. Network-connected markets are expected to represent more than 50% of total revenue in 2014.

While the Company will continue to invest in key new product initiatives, through focused cost management efforts, the Company expects to drive a meaningful improvement in overall profitability in 2014. The Company expects non-GAAP operating margin in the mid-20s and non-GAAP diluted EPS in the range of $1.20 to $1.40. In 2014, stock-based compensation expense is expected to be in the range of $0.41 to $0.47 per diluted share net of tax and amortization of intangibles is expected to be in the range of $0.41 to $0.45 per diluted share net of tax. The Company expects its tax rate, for both GAAP and non-GAAP purposes, to be approximately 30% in 2014. On a GAAP basis, the Company expects an operating margin of approximately 7% to 10% and EPS in the range of $0.38 to $0.48 per diluted share net of tax.

The outlook is based on a number of assumptions that the Company believes are reasonable at the time of this press release. Information regarding potential risks that could cause the actual results to differ from these forward-looking statements is set forth below and in the Company's filings with the Securities and Exchange Commission.

Timing of Filing of Form 10-K

The Company has filed an extension (a Form 12b-25, Notification of Late Filing) with the Securities and Exchange Commission to allow DTS up to an additional 15 calendar days to file its Form 10-K for the year ended December 31, 2013.  The Company expects to file the Form 10-K within the 15 calendar days allowed, in full compliance with the rules of the SEC.  The additional time will allow DTS to account for certain royalty information received late in the close process, the accounting for which impacted multiple aspects of the year-end close and independent audit process.  In addition, the Company and its independent auditors require additional time to complete the required tax analysis and documentation of a complex restructuring of certain intellectual property rights that was implemented during the quarter.

Use of Non-GAAP Financial Information

Included within this press release are non-GAAP financial measures that supplement the Company's Consolidated Statements of Operations prepared under generally accepted accounting principles (GAAP). These non-GAAP financial measures adjust the Company's actual results prepared under GAAP to exclude charges and the related income tax effect for stock-based compensation, the amortization of intangible assets, certain acquisition, integration and restructuring-related costs, changes to the fair value of contingent consideration, and impairment of intangible assets. Over the past several years, the Company's GAAP tax rate has been subject to substantial variability caused by three-year cumulative pre-tax losses in the US, which required the Company to record a valuation allowance against all US Federal deferred tax benefits. For 2012, the Company's pre-tax earnings included a normalized 40% effective tax rate as management believed that the Company's inability to utilize its US deferred tax benefits would be temporary. In 2013, the Company initiated a tax planning strategy, including a complex restructuring of certain intellectual property rights and allowed the Company to release its valuation allowance. With the Company's international structure now optimized, management believes the appropriate measure is to impute a normalized 30% effective tax rate on the 2013 pre-tax earnings of the Company. Reconciliations of GAAP to non-GAAP amounts for the periods presented herein are provided in schedules accompanying this release and should be considered together with the Consolidated Statements of Operations. These non-GAAP measures are not meant as a substitute for GAAP, but are included solely for informational and comparative purposes. The Company's management believes that this information can assist investors in evaluating the Company's operational trends, financial performance, and cash generating capacity. Management believes these non-GAAP measures allow investors to evaluate DTS' financial performance using some of the same measures as management. However, the non-GAAP financial measures should not be regarded as a replacement for or superior to corresponding, similarly captioned, GAAP measures.

Conference Call Information for March 17, 2014

DTS will host a conference call and live webcast at 1:30 p.m. Pacific Time to discuss the fourth quarter and fiscal year results. To access the conference call, dial 1-877-941-0844 or 1-480-629-9835 (outside the U.S. and Canada). A live webcast of the call will be available from the Investor Relations section of the Company's corporate website at www.dts.com and via replay beginning two hours after the completion of the call. An audio replay of the call will also be available to investors beginning at 4:30 p.m. Pacific Time, March 17, 2014 through 11:59 p.m. Pacific Time, March 24, 2014, by dialing 1-800-406-7325 or 1-303-590-3030 (outside the U.S. and Canada) and entering pass code 4673538#.

About DTS, Inc.

DTS, Inc. (Nasdaq:DTSI) is a premier audio solutions provider for high-definition entertainment experiences—anytime, anywhere, on any device. DTS exists to make the world sound better. DTS' audio solutions are designed to enable recording, delivery and playback of simple, personalized, and immersive high-definition audio, and are incorporated by hundreds of licensee customers around the world into an array of consumer electronics devices. From a renowned legacy as a pioneer in high definition multi-channel audio, DTS became a mandatory audio format in the Blu-ray Disc™ standard and is now increasingly deployed in enabling digital delivery of compelling movies, music, games and other forms of digital entertainment to a growing array of network-connected consumer devices. DTS technology is in televisions, personal computers, smartphones, tablets, digital media players, video game consoles, Blu-ray Disc players, audio/video receivers, soundbars, DVD based products, automotive audio systems, set-top-boxes, and home theater systems. Founded in 1993, DTS' corporate headquarters are located in Calabasas, California.  DTS also has offices in Los Gatos and Santa Ana, California, Washington, China, France, Hong Kong, Ireland, Japan, Singapore, South Korea, Taiwan and the United Kingdom.  Copyright 2014, DTS, Inc. DTS, the Symbol, and DTS and the Symbol together are registered trademarks of DTS, Inc. All other trademarks are the properties of their respective owners. All rights reserved.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause DTS' results to differ materially from historical results or those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words "planned," "expects," "believes," "intends," "strategy," "opportunity," "anticipates" and similar words. These statements may include, among others, plans, strategies and objectives of management for future operations; any statements regarding proposed new products, services or developments; any statements regarding future economic conditions or financial or operating performance, including statements regarding overall profitability in 2014; any statements regarding anticipated growth in the network-connected markets and in the Blu-ray, automotive and home AV markets; statements of belief and any statements of assumptions underlying any of the foregoing. The potential risks and uncertainties that could cause actual growth and results to differ materially include, but are not limited to, our ability to penetrate the on-line and mobile content delivery market and adapt our technologies for that market, the continued decline in optical disc-based product sales, the rapidly changing and competitive nature of the digital audio, consumer electronics and entertainment markets, the Company's inclusion in or exclusion from governmental and industry standards, continued customer acceptance of the Company's technology, products, services and pricing, risks related to ownership and enforcement of intellectual property, the continued release and availability of entertainment content containing DTS audio soundtracks, success of the Company's research and development efforts, risks related to integrating acquisitions, greater than expected costs, the departure of key employees, negative trends in the general economy, continued weakness in the global financial markets and decreases in consumer confidence, a loss of one or more of our key customers or licensees, changes in domestic and international market and political conditions, unanticipated changes in our tax provisions and other risks and uncertainties more fully described in DTS' public filings with the Securities and Exchange Commission, including DTS' most recent Forms 10-K and 10-Q, available at www.sec.gov. Readers are urged not to place undue reliance on these forward looking statements, which speak only as of the date of this press release. DTS does not intend to update any forward-looking statement contained in this press release to reflect events or circumstances arising after the date hereof.

DTS-I

DTS, INC.
CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except per share amounts)

	As of	As of
	December 31,	December 31,
	2013	2012
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$ 66,025	$ 57,831
Short-term investments	5,004	14,214
Accounts receivable, net of allowance for doubtful accounts of $1,388 and $679 at December 31, 2013 and 2012, respectively	11,637	9,460
Deferred income taxes	5,787	1,998
Prepaid expenses and other current assets	5,480	4,875
Income taxes receivable	2,826	5,107
Total current assets	96,759	93,485
Property and equipment, net	30,116	33,325
Intangible assets, net	50,225	61,400
Goodwill	48,418	48,418
Deferred income taxes	11,667	605
Long-term investments	--	5,000
Other assets	4,613	4,826
Total assets	$ 241,798	$ 247,059

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$ 2,802	$ 2,796
Accrued expenses	12,142	15,861
Deferred revenue	10,262	7,659
Total current liabilities	25,206	26,316
Long-term debt	30,000	30,000
Other long-term liabilities	3,480	9,817

Stockholders' equity:
Preferred stock - $0.0001 par value, 5,000 shares authorized at December 31, 2013 and 2012; no shares issued and outstanding	—	—
Common stock - $0.0001 par value, 70,000 shares authorized at December 31, 2013 and 2012; 20,972 and 20,710 shares issued at December 31, 2013 and 2012, respectively; 17,279 and 18,208 outstanding at December 31, 2013 and 2012, respectively	3	3
Additional paid-in capital	224,971	213,787
Treasury stock, at cost - 3,693 and 2,502 shares at December 31, 2013 and 2012, respectively	(84,689)	(59,848)
Accumulated other comprehensive income	747	659
Retained earnings	42,080	26,325
Total stockholders' equity	183,112	180,926
Total liabilities and stockholders' equity	$ 241,798	$ 247,059

DTS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share amounts)

	For the Three Months Ended		For the Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
	(Unaudited)

Revenue	$ 37,073	$ 29,775	$ 125,148	$ 100,649
Cost of revenue	2,621	1,854	9,788	4,347
Gross profit	34,452	27,921	115,360	96,302
Operating expenses:
Selling, general and administrative	20,530	21,098	79,753	78,409
Research and development	8,134	8,859	31,145	25,774
Change in fair value of contingent consideration	(700)	--	(6,000)	--
Impairment of intangible assets	--	--	2,820	--
Total operating expenses	27,964	29,957	107,718	104,183
Operating income (loss)	6,488	(2,036)	7,642	(7,881)
Interest and other expense, net	(75)	(285)	(521)	(352)
Income (loss) before income taxes	6,413	(2,321)	7,121	(8,233)
Provision (benefit) for income taxes	(10,913)	(2,219)	(8,634)	7,665
Net income (loss)	$ 17,326	$ (102)	$ 15,755	$ (15,898)

Net income (loss) per common share:
Basic	$ 0.98	$ (0.01)	$ 0.87	$ (0.91)
Diluted	$ 0.96	$ (0.01)	$ 0.86	$ (0.91)

Weighted average shares outstanding:
Basic	17,676	18,467	18,097	17,446
Diluted	17,969	18,467	18,334	17,446

DTS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)

	For the Three Months Ended		For the Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
	(Unaudited)
Cash flows from operating activities:
Net income (loss)	$ 17,326	$ (102)	$ 15,755	$ (15,898)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	3,689	3,333	15,399	9,625
Stock-based compensation charges	2,953	2,958	11,727	11,316
Deferred income taxes	(11,608)	2,207	(14,849)	5,392
Tax benefits (shortfalls) from stock-based awards	(1,757)	8,553	(2,090)	8,661
Excess tax benefits from stock-based awards	(19)	(8,567)	(67)	(8,879)
Change in fair value of contingent consideration	(700)	--	(6,000)	--
Impairment of intangible assets	--	--	2,820	--
Other	296	441	858	822
Changes in operating assets and liabilities, net of business acquisitions:
Accounts receivable	(5,018)	(1,050)	(2,474)	5,316
Prepaid expenses and other assets	(1,150)	(2,056)	(980)	(2,381)
Accounts payable, accrued expenses and other liabilities	1,046	(9,200)	(3,568)	(2,899)
Deferred revenue	1,045	3,642	2,603	6,032
Income taxes receivable	287	(2,665)	2,281	(2,316)
Net cash provided by (used in) operating activities	6,390	(2,506)	21,415	14,791
Cash flows from investing activities:
Purchases of held-to-maturity investments	--	--	--	(3,450)
Purchases of available-for-sale investments	40	(4,816)	(4,974)	(46,890)
Maturities of held-to-maturity investments	--	--	--	20,120
Maturities of available-for-sale investments	2,500	9,442	19,184	31,534
Sales of held-to-maturity investments	--	--	--	9,109
Sales of available-for-sale investments	--	--	--	24,760
Cash paid for business acquisitions, net	--	--	--	(59,616)
Purchases of property and equipment	(444)	(1,412)	(2,766)	(4,225)
Purchases of intangible assets	(122)	(162)	(938)	(584)
Net cash provided by (used in) investing activities	1,974	3,052	10,506	(29,242)
Cash flows from financing activities:
Payment of contingent consideration	(500)	--	(500)	--
Proceeds from the issuance of common stock under stock-based compensation plans	1,004	565	2,476	1,976
Repurchases and retirement of common stock for restricted stock tax withholdings	(25)	(19)	(929)	(985)
Excess tax benefits from stock-based awards	19	8,567	67	8,879
Proceeds from long-term borrowings	--	--	--	30,000
Purchases of treasury stock	(16,423)	(8,651)	(24,841)	(14,532)
Net cash provided by (used in) financing activities	(15,925)	462	(23,727)	25,338
Net change in cash and cash equivalents	(7,561)	1,008	8,194	10,887
Cash and cash equivalents, beginning of period	73,586	56,823	57,831	46,944
Cash and cash equivalents, end of period	$ 66,025	$ 57,831	$ 66,025	$ 57,831

Non-GAAP Financial Metrics
(Amounts in thousands, except per share amounts)

The following tables show the Company's GAAP financial metrics reconciled to non-GAAP financial metrics included in this release.

	For the Three Months Ended		For the Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
Cost of revenue:
GAAP cost of revenue	$ 2,621	$ 1,854	$ 9,788	$ 4,347
Amortization of intangible assets	2,143	1,751	8,848	4,151
Non-GAAP cost of revenue	$ 478	$ 103	$ 940	$ 196

Selling, general and administrative:
GAAP selling, general and administrative	$ 20,530	$ 21,098	$ 79,753	$ 78,409
Amortization of intangible assets	213	253	1,001	551
Stock-based compensation	2,228	2,258	8,872	8,940
Acquisition and integration related costs*	--	3,412	1,528	13,469
Tax restructuring costs	835	--	835	--
Non-GAAP selling, general and administrative	$ 17,254	$ 15,175	$ 67,517	$ 55,449

Research and development:
GAAP research and development	$ 8,134	$ 8,859	$ 31,145	$ 25,774
Amortization of intangible assets	--	--	--	90
Stock-based compensation	725	700	2,855	2,376
Acquisition and integration related costs*	--	1,340	38	2,234
Non-GAAP research and development	$ 7,409	$ 6,819	$ 28,252	$ 21,074

Operating income (loss):
GAAP operating income (loss)	$ 6,488	$ (2,036)	$ 7,642	$ (7,881)
Amortization of intangible assets	2,356	2,004	9,849	4,792
Stock-based compensation	2,953	2,958	11,727	11,316
Acquisition and integration related costs*	--	4,752	1,566	15,703
Tax restructuring costs	835	--	835	--
Change in fair value of contingent consideration	(700)	--	(6,000)	--
Impairment of intangible assets	--	--	2,820	--
Non-GAAP operating income	$ 11,932	$ 7,678	$ 28,439	$ 23,930
Non-GAAP operating income as a % of revenue	32%	26%	23%	24%

Net income (loss):
GAAP net income (loss)	$ 17,326	$ (102)	$ 15,755	$ (15,898)
Amortization of intangible assets	2,356	2,004	9,849	4,792
Stock-based compensation	2,953	2,958	11,727	11,316
Acquisition and integration related costs*	--	4,752	1,566	15,703
Tax restructuring costs	835	--	835	--
Change in fair value of contingent consideration	(700)	--	(6,000)	--
Impairment of intangible assets	--	--	2,820	--
Tax impact of the above items	(14,470)	(3,886)	(17,009)	(11,581)
Non-GAAP net income	$ 8,300	$ 5,726	$ 19,543	$ 4,332

Non-GAAP diluted income per common share	$ 0.46	$ 0.31	$ 1.07	$ 0.24

Weighted average diluted shares outstanding:	17,969	18,697	18,334	17,790

* On July 20, 2012, DTS completed its acquisition of SRS Labs, Inc. in a cash-and-stock transaction. On July 5, 2012, DTS completed its acquisition of assets from Phorus, Inc. and Phorus, LLC.

Non-GAAP Financial Targets

The following tables show the Company's fiscal year 2014 GAAP guidance reconciled to non-GAAP financial targets.

	Fiscal Year 2014
	Low	High

Operating income as a % of revenue:

GAAP operating income as a % of revenue	7%	10%
Amortization of intangible assets	8%	9%
Stock-based compensation	8%	9%
Non-GAAP operating income as a % of revenue	23%	28%

Net income per diluted share:

GAAP net income per diluted share	$ 0.38	$ 0.48
Amortization of intangible assets	0.58	0.64
Stock-based compensation	0.58	0.67
Tax adjustments	(0.34)	(0.39)
Non-GAAP net income per diluted share	$ 1.20	$ 1.40

Weighted average shares used to compute Non-GAAP net income per diluted share (millions)	18.0	18.0
CONTACT: Media & Investor Contacts

         DTS, Inc.
         Geri Weinfeld
         Director, Investor Relations
         geri.weinfeld@dts.com
         (818) 436-1231

         Sard Verbinnen & Co
         John Christiansen/Jenny Gore
         jchristiansen@sardverb.com/jgore@sardverb.com
         (415) 618-8750/(312) 895-4700